UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2017

Great Elm Capital Corp.

(Exact name of registrant as specified in its charter)

Maryland	814-01211	81-2621577
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 South Street, Suite 230, Waltham, MA 02453	02453
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (617) 375-3006

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☒

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On September 29, 2017, the registrant sold to the several underwriters, an aggregate of $4,256,250 of 6.50% Notes due September 18, 2022 (the “Notes”) upon full exercise of the underwriters’ over-allotment option.  The Notes are issued pursuant to an indenture dated as of September 18, 2017 and a first supplemental indenture dated as of September 18, 2017.  As a result of the issuance of these Notes, the aggregate principal balance of Notes outstanding is $32,631,250.

The Notes will mature on September 18, 2022 and may be redeemed in whole or in part at the Company’s option at any time or from time to time on or after September 18, 2019 at a redemption price of $25 per security plus accrued and unpaid interest. The Notes bear interest at a rate of 6.50% per year payable quarterly on January 31, April 30, July 31 and October 31 of each year, beginning October 31, 2017. The Notes are direct unsecured obligations of the Company. The Notes are listed on NASDAQ under the symbol “GECCL.”

The indenture, the supplemental indenture and the global note representing the Notes are exhibits to this report and the foregoing summary is qualified in its entirety by reference to such exhibits that should be read carefully in their entirety.  The registrant will use the net proceeds of the offering of the Notes, together with cash equivalents on hand, to effect the redemption its of its 8.25% Senior Notes due 2020 (the “Full Circle Notes”).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 28, 2017, the registrant appointed Adam M. Kleinman to be the registrant’s Chief Compliance Officer to replace Robert Wilson.  Mr. Kleinman is 42 years old, the registrant’s secretary and is Chief Operating Officer and General Counsel of Great Elm Capital Management, Inc., the registrant’s investment advisor and administrator.  Mr. Kleinman was Chief Operating Officer and General Counsel of MAST Capital Management, LLC until September 18, 2017.  Mr. Kleinman has no family or other relationships required to be disclosed by Item 401 of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit Index

Unless otherwise indicated, references are to filings by the registrant under File No. 814-01211.

Exhibit No.	Description
1.1	Underwriting Agreement, dated September 13, 2017 (incorporated by reference to Exhibit 1.1 to the Form 8-K/A filed on September 20, 2017)
4.1

Indenture, dated as of September 18, 2017, by and between the registrant and American Stock Transfer and Trust Company (the “Trustee”), as trustee (incorporated by reference to Exhibit 4.1 to the Form 8-K/A filed on September 20, 2017)

4.2	First Supplemental Indenture, dated as of September 18, 2017, by and between the registrant and the Trustee (incorporated by reference to Exhibit 4.2 to the Form 8-K/A filed on September 20, 2017)
4.3*	Global Note, dated September 29, 2017

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized as of September 29, 2017.

GREAT ELM CAPITAL CORP.

/s/ Michael J. Sell

By:  Michael J. Sell

Title:  Chief Financial Officer